Exhibit 3.274

BYLAWS

OF

SHERIDAN CHILDREN’S HEALTHCARE SERVICES

OF NORTH CAROLINA, P.A.

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in the State of North Carolina where the Board of Directors may designate, and the Corporation may have such other offices as its business may require from time to time.

Section 2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be any office in North Carolina designated as such by the Board of Directors. The initial registered office of the Corporation is: 225 Hillsborough Street, Raleigh, North Carolina 27603.

ARTICLE II

PURPOSES

Section 1. Purposes. The purposes of the Corporation shall be to render children’s healthcare services, and any other related medical services or such services as may be ancillary thereto. The Corporation shall not engage in any business other than rendering medical services.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders of this Corporation shall be held at the principal office of the Corporation, or at such place as the Board of Directors may designate, not less than ten (10) nor more than thirty (30) days after the expiration of the fiscal year of the Corporation upon the date fixed by the Board of Directors, or at such time and place as may be determined by a majority of the stockholders, at which time there shall be elected by the stockholders, by a stock vote, the Board of Directors. Such meeting may be adjourned to a later date, and no notice of such adjourned meeting shall be necessary. Said annual meeting, or any adjourned meeting thereof, shall also transact such other business as may properly be brought before it.

Section 2. Notice. A notice of each annual meeting shall be mailed by the Secretary to each stockholder at the last known place of business not less than ten (10) days nor more than sixty (60) days before each annual meeting; provided, no notice shall be required if all of the stockholders waive notice of such meeting.

Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the President, or by any two (2) directors, or by any stockholders or stockholder having not less than ten (10) percent of the capital stock of the Corporation entitled to vote on the issue to be considered at the special meeting. Notice of such special meetings shall be the same as that required for an annual meeting; provided, no notice shall be required if all of the stockholders waive notice of meeting. The purpose of the meeting shall be stated in the notice.

Section 4. Quorum. Stockholders holding a majority of the outstanding shares of the capital stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the event the Corporation has classes or series of shares entitled to vote as a separate voting group, action requiring the vote of such voting group may be taken only if a majority of those shares is represented in person or by proxy.

Section 5. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. Powers of Board. The Board of Directors shall have general management and control of the business, property, and affairs of the Corporation, and may exercise all powers with regard thereto, except such as are by law expressly reserved to the stockholders, and except us prohibited by law or the professional ethics of its professional employees.

Section 2. Number, Term and Qualifications. The number of directors constituting the Board of Directors may vary, but shall not be more than ten (10) nor less than two (2) members, one (1) of whom must be a stockholder duly licensed to practice medicine and related services in North Carolina; provided that, the minimum and maximum number of Directors may only be changed by the stockholders. Each director shall hold office until the next election of Directors by the stockholders, and thereafter until their successors are elected and qualified.

Section 3. Election of Directors. Except as provided in Sections 4 and 5 of this Article, the Directors shall be elected at the annual meeting of the stockholders. Those nominees who receive the highest number of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present shall be deemed to have been elected.

Section 4. Removal and Resignation. Any director may be removed at any time with or without cause by a vote of the stockholders if the number of votes cast to remove him exceeds the number of votes cast not to remove him. If any director is removed, a successor director may be elected at the same meeting. A director may not be removed at a meeting (other than an annual meeting at which election of Directors normally occurs) unless the notice of the meeting states that one of the purposes of the meeting is removal of the director. A director may resign at any time by communicating his resignation to the Board of Directors, its Chairman, or the Corporation. Such resignation is effective when communicated unless it specifies in writing a later date or subsequent event upon which it will become effective.

Section 5. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy caused by an increase in the authorized number of Directors or a failure of the shareholders to elect the full authorized numbers of directors, may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum, or by the sole remaining director. The term of a director elected to fill a vacancy shall expire at the next meeting of shareholders at which Directors are elected.

Section 6. Chairman of the Board. There may be a Chairman and Vice Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors. The Chairman, or in his absence the Vice Chairman, shall preside at all meetings of the Board of Directors and each shall perform such other duties as may be directed by the Board of Directors. The Chairman and Vice Chairman shall be officers of the Corporation.

Section 7. Meetings of Directors. The Directors shall hold meetings at least annually, at such hour and place as they may from time to time determine, and may hold special meetings at any time upon the call of the President or any two Directors.

Section 8. Notice. Notice of the time and place of all meetings, both regular and special, shall be given by the Secretary or the person or persons calling such meeting to each Director by any usual means of communication not less than twenty-four (24) hours before the meeting; provided, however, that meetings may be held at any time without notice if all of the Directors are present and take part in the meeting, or waive notice of the meeting in writing and such written waiver is filed by the Secretary with the corporate records or as part of the minutes of the meeting.

Section 8. Quorum. A quorum at any meeting of the Board of Directors shall consist of at least a majority of the duly elected and qualified members of the Board of Directors. A majority of all members of the Board shall decide any questions that may come before the meeting.

Section 10. Informal Action by Directors. Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the Directors.

Section 11. Participation by Telephone. Any one or more Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device that allows all persons participating in the meeting to hear each other. Participation by this means shall be deemed presence in person at the meeting.

ARTICLE V

OFFICERS

Section 1. Election of Officers. Immediately following the annual stockholders meeting, the Board of Directors shall meet and elect a President, as many Vice Presidents as deemed necessary, a Secretary, a Treasurer, and may elect Assistant Secretaries and Assistant Treasurers; provided, however, that any two of said offices, other than those of President and Secretary, may be combined, and may be held by the same individual. Said officers shall hold office until their successors are elected and qualified; provided, however, that the Board of Directors shall at all times have and retain the right to declare any office vacant and elect a successor to hold office until the next meeting and thereafter until his successor is elected and qualified.

Section 2. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer may resign at any time, by communicating his resignation to the Corporation, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation with such officer.

Section 3. President. The President shall be a stockholder, a member of the Board of Directors, and duly licensed to practice medicine and related services in North Carolina. The President shall preside at all meetings of the stockholders, and shall have general charge of and control of the affairs of the Corporation, subject to such regulations and restrictions as the Board of Directors shall from time to time determine. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4. Vice President. The Vice President or Vice Presidents elected by the Board of Directors shall perform such duties as may from time to time be assigned to him by President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, share certificates or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed. In the case of death, disability or absence of the President, the Vice President elected by the Board of Directors shall be vested with all the powers and perform all the duties of the President. If the Vice President is not duly licensed to practice medicine and related services in North Carolina, in the case of death, disability or disqualification of the President, the Directors shall appoint a new President who is duly licensed to practice medicine and related services in North Carolina.

Section 5. Secretary. The Secretary shall countersign all certificates of stock, shall keep a record of the minutes of all meetings of the stockholders and directors, shall give notice of meetings as provided by these Bylaws, shall have custody of all books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer or some other person authorized to have charge thereof by the Board of Directors, and shall perform such other duties incident to the office of Secretary or as may from time to time be assigned to him by the President or the Board of Directors.

Section 6. Treasurer. The Treasurer shall receive and disburse all corporation funds and shall keep an accurate and detailed record of all receipts and disbursements, which record shall at all times be subject to inspection by any member of the Board of Directors. He shall deposit all Corporation funds coming into his hands in such bank or banks as may be designated by the Board of Directors. All checks, drafts, notes, or orders drawn against the accounts or funds of the Corporation shall be signed by either the President, Treasurer, or such other officer, agent, or employee authorized by resolution of the Board of Directors. In addition, he shall perform such other duties incident to the office of Treasurer or as may from time to time be assigned to him by the President or the Board of Directors.

Section 7. Assistant Secretary. One or more Assistant Secretaries may be elected and shall perform such duties as may from time to time be designated by the Secretary, the President, or the Board of Directors. He shall also have power to attest any contract, deed or other instrument executed in the name of the Corporation.

Section 8. Assistant Treasurer. One or more Assistant Treasurers may be elected and shall be considered as officers of the Corporation and shall perform such duties as may from time to time be designated by the Treasurer, the President, or the Board of Directors. The office or offices of the Assistant Treasurer may be combined with the office or offices of Assistant Secretary.

ARTICLE VI

AMENDMENT OF BYLAWS

These Bylaws or any part thereof may be repealed, altered, or amended and new Bylaws adopted by any meeting of the Board of Directors by the affirmative vote of (i) stockholders holding a majority of shares of the capital stock of the Corporation entitled to vote or (ii) a majority of the members of the Board.

ARTICLE VII

CORPORATE SEAL

The Board of Directors shall provide a suitable corporate seal.

ARTICLE VIII

STOCK

Section 1. Capital Stock. The shares of this Corporation shall be issued in accordance with N.C.G.S. § 55B-6, and no stockholder of this Corporation and no personal representative of a deceased or incompetent stockholder may sell, transfer, pledge or hypothecate any of such stockholder’s shares in this Corporation except to the Corporation or otherwise in accordance with N.C.G.S. § 55B-6.

Section 2. Transfer and Certificates. No share or shares of any stock of this Corporation shall be transferred upon the books of the Corporation unless and until the Corporation has received a certificate of the Medical Board of the State of North Carolina that the transferee of such shares is a person duly licensed to practice medicine and related services in North Carolina. Certificates of stock shall be issued in numerical order from the stock certificate book. They shall be signed by the President or a Vice President, and attested by the seal of the Corporation and the signature of the Secretary or an Assistant Secretary. A record of each certificate shall be kept on the stub thereof. Each certificate of stock shall be in form not inconsistent with the laws of the State of North Carolina and Bylaws as provided by the Board of Directors. Transfer shall be made only upon the books of the Corporation; and before a new certificate is issued, the old certificate must be surrendered for cancellation, and marked “canceled” with the date of cancellation, by the Secretary or an Assistant Secretary.

Section 3. Death or Disqualification of Stockholder. Unless agreed in writing by all stockholders, if any stockholder of the Corporation for any reason ceases to be duly licensed to practice medicine and related services in the State of North Carolina, or is elected to a public office or accepts employment that, pursuant to law, places restrictions or limitations upon his continued rendering of professional services as one duly licensed to medicine and related services in North Carolina, or upon the death or adjudication of incompetency of a stockholder, or upon the severance of a stockholder as an officer, agent, or employee of the Corporation, or in the event any such stockholder of the Corporation, without first obtaining the written consent of all other stockholders of the Corporation, shall become a stockholder or an officer, director, agent, or employee of another professional service corporation authorized to practice medicine and related services in North Carolina, or if any stockholder makes an assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or becomes the subject of an involuntary petition in bankruptcy, or attempts to sell, transfer, hypothecate, or pledge any shares in this Corporation to any person or in any manner prohibited by law or by the Bylaws of the Corporation or if any lien of any kind is imposed upon the shares of any stockholder and such lien is not removed within 30 days after its imposition, or upon the occurrence, with respect to a stockholder, of any other event hereafter provided for by amendment to the Articles of Incorporation or these Bylaws, then and in any of such events, the shares in this Corporation of such stockholder shall then and thereafter have no voting rights of any kind, shall not be entitled to any dividend or rights to purchase shares of any kind which may be declared thereafter by the Corporation, and shall be forthwith transferred, sold, and purchased or redeemed at such price or value and only in the manner following:

(a) The purchase or redemption price for such shares shall be the book value of such shares as of the end of the calendar month next preceding the occurrence of such event. The term “book value” shall mean the proportionate value at which such shares are carried and shown on the books and records of the Corporation, including all surplus and undivided profits shown thereon. In determining such “book value,” there shall be no reappraisal or adjustment in the values of the corporate assets, but all such assets shall be included only at their depreciated values as carried and shown on the Corporation’s books and records, and no amounts or values shall be included in such “book value” for good will or firm name, or leases or other intangible assets, or for work in process or for fees billed but uncollected.

(b) Upon the occurrence of any such event, the holder of such shares shall forthwith endorse, assign, transfer, and deliver such shares and the certificates evidencing the same to such individual or individuals, or to the Corporation itself, as may be directed by resolution of the Board of Directors. Simultaneously with such delivery, the purchase or redemption price, determined as provided in paragraph (a) of this section, shall become payable to such stockholder (or to his legal representative if he be deceased or incompetent) by the purchasing individual or individuals, or by the Corporation, as the case may be, in the following manner: 33-1/3% of such price shall be paid in cash on the date of such delivery, and the balance of such price shall be paid in two equal installments, without interest, payable respectively six months and one year following the date of such delivery. If requested, the purchasing individual or individuals or the Corporation, as the case may be, shall evidence the deferred payments by promissory note or notes duly executed and delivered. To the extent any such shares are purchased by the Corporation, such shares and the certificates evidencing the same shall stand redeemed and shall forthwith be canceled. To the extent any such shares are purchased by an individual or individuals, the shares and the certificates evidencing the same shall be reissued to the purchasing individual or individuals and in the name or names thereof. Any individual or individuals purchasing such shares, must be licensed to practice medicine in North Carolina.

Section 4. Legend. Each certificate representing shares of the Corporation shall contain an endorsement reading substantially as follows:

“The shares represented by this certificate are subject to certain transfer requirements as provided in the Bylaws of the Corporation, a copy of which is on file at the Corporation’s principal office, and to provisions of the Professional Corporation Act of North Carolina and the rules and regulations of the Medical Board of the State of North Carolina”.

ARTICLE IX

DISTRIBUTIONS

Section 1. Distributions. The Board of Directors may from time to time authorize and declare, and the Corporation may pay, distributions (including but not limited to dividends on, and redemptions and other acquisitions of shares of the Corporation’s stock) on its outstanding shares in cash, property, or its own shares, provided any such distribution is in compliance with applicable restrictions under N.C.G.S. § 55-6-40 and any other provisions of North Carolina law.

ARTICLE X

INDEMNIFICATION OF PROFESSIONAL EMPLOYEES

Section 1. Indemnification. Each of the officers, shareholders, agents, and employees who renders professional services for the Corporation as one duly licensed to practice medicine and related services in North Carolina, shall be, and is hereby, indemnified and held harmless by the Corporation to the fullest extent permitted by law from and against any and all liabilities, claims, losses, demands, and expenses whatsoever arising out of or by reason of any negligent or wrongful acts or misconduct committed by him, or by any person under his direct supervision and control, while rendering such professional services on behalf of the Corporation; provided, however, the Corporation shall not be so liable with respect to any matter in which such person has been guilty of fraud or material misrepresentation to the Corporation, its Board of Directors, its shareholders, or any other person.

Section 2. Insurance. The Corporation may procure and pay for such insurance as it deems desirable.

ARTICLE XI

CORPORATE RECORDS

Section 1. Books of Accounts, Minutes and Share Register. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders and board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall keep a copy of the following records at its principal office: (i) the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; (ii) the Bylaws or Restated Bylaws and all amendments to them currently in effect; (iii) the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting, for the past three (3) years; (iv) its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year; (v) all written communications to shareholders generally within the past three (3) years; (vi) a list of the names and business addresses of its current directors and officers; and (vii) its most recent annual report delivered as required by N.C.G.S. § 55-16-22.

ARTICLE XII

EMERGENCY BYLAWS

In accordance with N.C.G.S. § 55-2-07(d), the Bylaws set forth in this Article shall be effective only in the event that a quorum of the Board of Directors cannot be assembled because of some catastrophic event.

In the event of an emergency described above and in N.C.G.S. § 55-2-07(d), a meeting of the Board of Directors may be called by giving notice only to those Directors whom it is practicable to reach and may be given by any practicable manner, including by publication and radio. One or more of the officers present at the meeting of the Board of Directors may be deemed to be a director for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

During the emergency, the Board of Directors may modify lines of succession to accommodate the incapacity of any director, officer, employee or agent, and relocate the principal office, designate alternate principal offices or regional offices, or authorize the officers of the Corporation to do any of the foregoing.

All other provisions of these Bylaws consistent with this Article shall remain effective during the emergency described above.

Corporate action taken in good faith in an emergency pursuant to these Bylaws and N.C.G.S. § 55-3-03 to further the ordinary business affairs of the Corporation shall be binding upon the Corporation. These emergency Bylaws can be repealed only by action of the shareholders.

I HEREBY CERTIFY that the foregoing Bylaws of SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NORTH CAROLINA, P.A. are the Bylaws duly adopted by all of the directors of the Corporation pursuant to a written consent to organizational action dated as of November 18, 2003.

/s/ Gilbert Drozdow, Secretary
Gilbert Drozdow, Corporate Secretary